Exhibit 10(d)(2)

FIRST AMENDMENT TO CREDIT AND SECUIRTY AGREEMENT

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dates as of August 1, 2001, between Expanets, Inc. (“Debtor”) and Avaya Inc. (“Creditor”).  All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement referred to below.

Background

A.            Debtor and Creditor executed a Credit and Security Agreement dated as of March 31, 2001 (the “Original Credit Agreement”) pursuant to which Creditor agreed to extend credit to Debtor to finance Debtor’s purchase of Avaya Products and Avaya Services.

B.            Debtor has requested that the Original Credit Agreement be amended to provide certain Accounts and Inventory owned by the wholly-owned subsidiaries of Debtor be included in the Borrowing Base.

C.            Creditor has agreed to Debtor’s request on the terms and conditions set forth herein (the Original Credit Agreement, as amended by this Amendment shall hereinafter be referred to as the “Credit Agreement”).

NOW, THERFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound herby, the parties agree as follows:

1.                                      Amendment to Original Credit Agreement.

(a)                                  Section 1.1 of the Original Credit Agreement is hereby amended by amending the following definitions in Section 1.1 to read as follows:

“Agreement” means this Credit and Security Agreement, as amended by the First Amendment, and as amended, modified, extended or restated from time to time

“Debtor” means Expanets, Inc., and any wholly-owned subsidiary of Expanets, Inc. becoming a party to the agreement pursuant to Section 2.1(G), (i) each in their respective individual capacities and (ii) taken as a whole.

(b)                                 Section 1.1 of the Original Credit Agreement is hereby amended by adding the following definition to Section 1.1 in the correct alphabetical order:

“First Amendment” means the First Amendment to Credit and Security Agreement dated August 1, 2001 between Creditor and Debtor.

(c)                                  Section 2.1 of the Original Credit Agreement is hereby amended by adding the following new subsection (G) immediately after subsection (F) and immediately before Section 2.2:

“(G)         As a condition precedent to allowing any Accounts or Inventory of any wholly-owned subsidiary of Expanets, Inc. to be included in the Borrowing Base, such wholly-owned subsidiary of Expanets, Inc. shall join in the Agreement as a “Debtor” by executing and delivery to Creditor a Joinder Agreement in the form attached to the First Amendment as Schedule 2.1(G) and comply with the terms of such joinder Agreement.”

(d)                                 Subsections 6.1(A)(1) and (A)(2) are hereby amended to provide that, if any additional debtors are joined to the Credit Agreement pursuant to Section 2.1(G) of the Credit Agreement, the Debtors taken as a whole (not each Debtor in its individual capacity) shall be required to deliver Borrowing Base Certificates and the other reports required by Subsections 6.1(A)(1) and (A)(2).

(e)                                  Subsection 7.1(F) is hereby amended to provide that, if any additional debtors are joined to the Credit Agreement pursuant to Section 2.1(G) of the Credit Agreement, an Event of Default shall occur under Subsection 7.1(F) at any time the Debtors taken as a whole exceed (whether or not any Debtor in its individual capacity exceeds) the $1,000,000.00 threshold.

(f)                                    Subsection 7.1(H) is hereby amended to provide that, if any additional Debtors are joined to the Credit Agreement pursuant to Section 2.1(G) of the Credit Agreement, an Event of Default shall occur under Subsection 7.1(H) at any time the Debtors taken as a whole exceed (whether or not any Debtor in its individual capacity exceeds) the $1,000,000.00 threshold.

2.                                       Incorporation of Terms.  The terms of this Amendment are herby incorporated into the Credit Agreement.

3.                                       Representations and Warranties.  Debtor represents and warrants to Creditor that:

(a)                                  Debtor represents and warrants that the execution and delivery of this Amendment has been duly authorized by all necessary corporate action.

(b)                                 The representations and warranties set forth in Article V of the Credit Agreement and in all other Credit Documents are true and correct as of the date hereof;

(c)                                  No Default or Event of Default has occurred or is continuing;

(d)                                 The Credit Document continue in full force and effect and Debtor does not have my charge, lien, claim or offset against Creditor, or defenses to environment of the Credit Documents by Creditor, and

(e)                                  The Collateral, and Creditor’s first priority security interest therein, secures all Liabilities, including without limitation, liabilities created under this Amendment or in connection herewith,

4.                                       Miscellaneous.

(a)                                  This Amendment contains all of the modifications to the Credit Agreement.  No further modifications shall be deemed effective, unless in a writing executed by the parties hereto.

(b)                                 Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment, shall not operate as a waiver of any right, power or remedy of Creditor under the Credit Agreement, or continue a waiver of any Default, or Event of Default or any provision of the Credit Agreement.

(c)                                  This Amendment shall be construed and enforced in accordance with the laws of the State of New York.

(d)                                 This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

(e)                                  This Amendment shall become effective when it shall have been executed by Debtor and Creditor, and it shall thereafter be binding upon and inure to the benefit of Debtor and Creditor and their respective successors and assigns, except that Debtor shall not have the right to assign any right or obligation hereunder or any interest herein.

(f)                                    The Credit Agreement, as amended hereby, shall remain in full force and effect.  Execution of this Amendment shall not constitute a novation among Debtor and Creditor.

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

EXPANETS, INC.
By:	/s/ Chris Younger
Name:	Chris Younger

AVAYA INC.
By:	/s/ Charles D. Peiffer
Name:	Charles D. Peiffer

NorthWestern Corporation hereby reaffirms its obligations under Section 7.3 of the Credit Agreement.

NORTHWESTERN CORPORATION
By:	/s/ Eric Jacobsen
Name:	Eric Jacobsen